EXHIBIT 11
HUDSON FOODS, INC. AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(In thousands except per share data)

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                                            Three Months Ended         Six Months Ended
                                          March 29,    March 30,    March 29,    March 30,
                                             1997         1996         1997         1996
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
Net income                                  $6,618       $1,882      $15,861      $10,881
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PRIMARY EARNINGS PER SHARE:
  Weighted average number of common
      shares outstanding                    30,227       30,083       30,187       30,065
  Common stock equivalents:
    Dilutive options                           293          343          288          344
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  Weighted average number of common
      and common equivalent shares           30,520      30,426       30,475       30,409
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  Primary earnings per share                  $0.22       $0.06        $0.52        $0.36
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FULLY DILUTED EARNINGS PER SHARE:
  Weighted average number of common
      shares outstanding                     30,227      30,083       30,187       30,065
  Common stock equivalents:
    Dilutive options                            293         343          288          344
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  Weighted average number of common
      and common equivalent shares           30,520      30,426       30,475       30,409
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  Fully diluted earnings per share            $0.22       $0.06        $0.52        $0.36
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